Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "REPUBLIC REALM INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF MARCH, A.D. 2021, AT 7:27 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5436201 8100
SR# 20210852127

Authentication: 202708589
Date: 03-11-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:27 PM 03/09/2021
FILED 07:27 PM 03/09/2021
SR 20210852127 - File Number 5436201

CERTIFICATE OF INCORPORATION OF REPUBLIC REALM INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "**DGCL**"), certify as follows:

1. The name of the corporation is Republic Realm Inc. (the "**Corporation**").

2. The address of the registered office of the Corporation in the State of Delaware is 874 Walker Road, Suite C, Dover, Delaware 19904, County of Kent. The name of the registered agent of the Corporation at such address is United Corporate Services, Inc.

3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. The total number of shares of stock which the Corporation is authorized to issue is 100,000, each having a par value of $0.00001. The Corporation is authorized to issue two classes of stock to be designated, respectively, "**Class A Common Stock**" and "**Class B Common Stock**." There will be up to 80,000 shares of Class A Common Stock and up to 20,000 shares of Class B Common Stock.

5. Each holder of Class A Common Stock shall have the right to twenty (20) votes per share of Class A Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (the "**Bylaws**"), and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of Class B Common Stock shall have the right to one (1) vote per share of Class B Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

6. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

7. The name and mailing address of the incorporator of the Corporation are:

Name	Mailing Address
Gary J. Ross, Esq.	Ross Law Group, PLLC 75 Maiden Lane, Suite 607 New York, NY 10038

8. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

9. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this Paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

10. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "**Covered Person**") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "**Proceeding**"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation (the "**Board**"). Any amendment, repeal, or modification of this Paragraph 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

11. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered, or repealed by the stockholders.

12. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") or the Bylaws, from time to time, to amend, alter, or repeal any provision of the Certificate of Incorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

[SIGNATURE PAGE FOLLOWS]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 9th day of March, 2021.

Incorporator

DocuSigned by:

Gary J. Ross, Esq.